UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Sculptor Capital Management, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sculptor Capital’s Special Committee Responds to Dan Och’s Baseless Litigation

NEW YORK, NY – October 17, 2023 – Sculptor Capital Management, Inc.’s Special Committee of its Board of Directors today issued the following statement in response to a complaint filed in Delaware Chancery Court by Daniel S. Och, Harold Kelly, Richard Lyon, James O’Connor, and Zoltan Varga.

“The Special Committee’s role is to recommend the transaction that it believes is in the best interest of stockholders, based on price and certainty of closing.  Contrary to Dan Och’s assertions in the baseless lawsuit filed today that he too seeks to act in the best interest of stockholders, his ongoing campaign against the company, including his conduct throughout the Special Committee’s process, has cost stockholders significant value.  His complaint is replete with materially misleading statements, and Sculptor intends to vigorously defend itself.”

About Sculptor

Sculptor is a leading global alternative asset manager and a specialist in opportunistic investing. For over 25 years, Sculptor has pursued consistent outperformance by building an operating model and culture which balance the ability to act swiftly on market opportunity with rigorous diligence that minimizes risk. Sculptor’s model is driven by a global team that is predominantly home-grown, long tenured and incentivized to put client outcomes first. With offices in New York, London and Hong Kong, Sculptor invests across credit, real estate and multi-strategy platforms in all major geographies. As of October 1, 2023, Sculptor had approximately $33.6 billion in assets under management.

Additional Information About the Transaction and Where to Find It

This communication relates to a proposed transaction between Rithm Capital Corp. (“Rithm”) and Sculptor. In connection with the proposed transaction, Sculptor has filed with the SEC and has mailed or otherwise provided to its stockholders a proxy statement regarding the proposed transaction. Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents containing information about Sculptor and the proposed transaction, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com. In addition, the proxy statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise are included in the revised preliminary proxy statement and will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. You can obtain a free copy of this document from the Company using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

The communication contains statements which may constitute “forward-looking statements”, including, but not limited to, statements regarding the proposed transaction. All statements, other than statements of current or historical fact, contained in this communication may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent the Company’s current expectations regarding future events and are subject to a number of assumptions, trends, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.sculptor.com).

Factors that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied include, but are not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all, including the ability to obtain stockholder approval; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on the Company’s business operations (including the threatened or actual loss of employees, clients or suppliers); incurrence of unexpected costs and expenses in connection with the transaction; and financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, risks related to changes in the financial, equity and debt markets, risks related to political, economic and market conditions and other risks discussed and identified in public filings made by the Company with the SEC.

New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this communication, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts

Shareholder Services
Ellen Conti
Sculptor
212-719-7381
investorrelations@sculptor.com

Media Relations
Jonathan Gasthalter
Gasthalter & Co. LP
212-257-4170
sculptor@gasthalter.com